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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                               February 19, 1998
                                                            File No. 026335-0000

     Sunburst Hospitality Corporation
     10770 Columbia Pike
     Silver Spring, MD  20901

          Re: $250,000,000 Aggregate Offering Price of Securities of Sunburst Hospitality Corporation
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     Ladies and Gentlemen:

               In connection with the registration statement on Form S-3 (the "Registration Statement") filed on February 19, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

               You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Sunburst Hospitality Corporation, a Delaware corporation (the "Company"), of up to $250,000,000 aggregate offering price of (i) one or more series of debt securities of the Company consisting of debentures, notes or other evidences of indebtedness (the "Debt Securities"), (ii) shares of common stock, par value $.01 per share of the Company (the "Common Stock"), (iii) shares of preferred stock, par value $.01 per share of the Company (the "Preferred Stock"), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants") and (v) subscription rights to purchase Debt Securities, Common Stock, Preferred Stock or warrants to purchase Common Stock or Preferred Stock ("Subscription Rights"). The Debt
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LATHAM & WATKINS

     Sunburst Hospitality Corporation
     February 19, 1998
     Page 2

     Securities, the Common Stock, the Preferred Stock, the Warrants and the Subscription Rights are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock or Debt Securities.

               The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture") between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

               In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

               We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

               We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

               We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (the "DGCL") and, with respect to the opinions set forth in paragraphs 1 and 4 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:
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LATHAM & WATKINS

     Sunburst Hospitality Corporation
     February 19, 1998
     Page 3

               1. (a) When the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (c)(i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by law or by any court or governmental or regulatory body having jurisdiction over the Company and (iv) that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

               2. The Company has the authority pursuant to its Restated Certificate of Incorporation as amended as of the date hereof (the "Certificate") to issue up to 60,000,000 shares of Common Stock. (a) When shares of a series or class of Common Stock have been duly designated for sale under the Registration Statement in accordance with the terms of the Company's Certificate and applicable law, (b) upon (i) adoption by the Board of Directors of the Company of resolutions in form and content as required by the DGCL with respect to such issuance, (ii) a certificate of designations setting forth a copy of such resolutions having been executed, acknowledged and filed under the DGCL and having become effective thereunder (if applicable), and (iii) issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolutions, such shares of such series or class of Common Stock will be validly issued, fully paid and nonassessable.

               3. The Company has the authority pursuant to the Company's Certificate to issue up to 5,000,000 shares of Preferred Stock. (a) When shares of a series or class of Preferred Stock have been duly designated for sale under the Registration Statement in accordance with the terms of the Company's Certificate and applicable law, (b) upon (i) adoption by the Board of Directors of the Company of a resolution in form and content as required by the DGCL with respect to such issuance, (ii) a certificate of designations setting forth a copy of such resolutions having been executed, acknowledged and filed under the DGCL and having become effective thereunder, and (iii) issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolutions, such shares of such series or class of Preferred Stock will be validly issued, fully paid and nonassessable.
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LATHAM & WATKINS

     Sunburst Hospitality Corporation
     February 19, 1998
     Page 4

               4. (a) When the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (c)(i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

               5. (a) When the specific terms of Subscription Rights have been duly established and certificates bearing such terms (the "Subscription Rights Certificates") have been duly executed and delivered by or on behalf of the Company as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that
     (c)(i) the terms of the Subscription Rights as set forth in the Subscription Rights Certificates are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
     (ii) the Subscription Rights as set forth in the Subscription Rights Certificates do not violate any law applicable to the Company or result in a default under a breach of any agreement or instrument binding upon the Company, (iii) the Subscription Rights as set forth in the Subscription Rights Certificates comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by law or by any court or governmental or regulatory body having jurisdiction over the Company and
     (iv) the Subscription Rights are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Subscription Rights will be validly issued.

               The opinions set forth in paragraphs 1 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general

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LATHAM & WATKINS

     Sunburst Hospitality Corporation
     February 18, 1998
     Page 5

     principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

               To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Debt Securities; that the applicable Indenture has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company; that the Trustee for such Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

               To the extent that the obligations of the Company under a Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Warrants and any Securities issuable thereunder; that the applicable Warrant Agreement has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company; that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and
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LATHAM & WATKINS

     Sunburst Hospitality Corporation
     February 19, 1998
     Page 6

     constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

               To the extent that the obligations of the Company under Subscription Rights may be dependent upon such matters, we assume for purposes of this opinion that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Subscription Rights and any Securities issuable thereunder; that the applicable Subscription Rights have been duly authorized by all necessary corporate action by the Company and that the applicable Subscription Rights Certificates have been duly executed and delivered by the Company.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                        Very truly yours,

                                        /s/ Latham & Watkins